                          THIRD AMENDMENT OF LEASE


THIS THIRD AMENDMENT OF LEASE ("Third Amendment") is made and entered into this 16th day of February, 2001, by and between Jack
R. Wheatley dba Matadero Creek, a sole proprietorship
("Landlord"), and CV Therapeutics, Inc., a Delaware corporation
("Tenant").

                            RECITALS

WHEREAS, Landlord and Tenant entered into a Lease dated August
6th, 1993 (the "Original Lease"), for approximately 46,374 square feet of space in the building known as and located at 3172 Porter
Drive, Palo Alto, County of Santa Clara, California (the
"Building");

WHEREAS, Landlord and Tenant entered into a Letter Agreement dated June 30, 1994 ("Amendment No. 1");

WHEREAS, Landlord and Tenant entered into a Second Amendment of Lease dated June 30, 1994 ("Second Amendment"), whereby Tenant leased the remaining 14,707 square feet of space in the Building, such that the premises now leased by Tenant consists of approximately 61,081 square feet (the "Premises");

WHEREAS, upon execution hereof, the agreement between Landlord and Tenant consists of the Original Lease, Amendment No. 1, the
Second Amendment, and this Third Amendment (collectively the
"Lease"); and

WHEREAS, Landlord and Tenant desire to further amend the terms and conditions of the Lease;

NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

1. Extended Term. The term of the Lease, which was to expire on February 28, 2002, is hereby extended to April 30, 2012. The period from March 1, 2002, through April 30, 2012, is herein called the "Extended Term".

2. Basic Rent. The Basic Rent payable over the term of the Original Lease, as amended by the Second Amendment, shall remain unchanged through the end of the Original Lease term (i.e., through February 28, 2002). The amount of total Basic Rent payable over the Extended Term shall be $59,968,146.58, subject to rent abatement as described in Paragraph 3 hereof, due and payable as follows:

     (a) $427,567.00 shall be due and payable on or before the first day of March 2002 and the first day of each succeeding month through February 2003.

     (b) $440,394.01 shall be due and payable on or before the first day of March 2003 and the first day of each succeeding month through February 2004.

     (c) $453,605.83 shall be due and payable on or before the first day of March 2004 and the first day of each succeeding month through February 2005.

     (d) $467,214.01 shall be due and payable on or before the first day of March 2005 and the first day of each succeeding month through February 2006.

     (e) $481,230.43 shall be due and payable on or before the first day of March 2006 and the first day of each succeeding month through February 2007.

     (f) $495,667.34 shall be due and payable on or before the first day of March 2007 and the first day of each succeeding month through February 2008, subject to rent abatement as described in Paragraph 3 hereof.

     (g) $510,537.36 shall be due and payable on or before the first day of March 2008 and the first day of each succeeding month through February 2009.

     (h) $525,853.48 shall be due and payable on or before the first day of March 2009 and the first day of each succeeding month through February 2010, subject to rent abatement as described in Paragraph 3 hereof.

     (i) $541,629.08 shall be due and payable on or before the first day of March 2010 and the first day of each succeeding month through February 2011.

     (j) $557,877.96 shall be due and payable on or before the first day of March 2011 and the first day of each succeeding month through February 2012, subject to rent abatement as described in Paragraph 3 hereof.

     (k) $574,614.29 shall be due and payable on or before the first day of March 2012 and the first day of April 2012.

3. Rent Abatement. Tenant shall be entitled to a rent abatement for Basic Rent (the "Basic Rent Abatement") of one and one-half (1 1/2) month's rent on the following dates (each a "Rent Abatement Date") and in the following amounts:

     (a)  On March 1, 2007, a Basic Rent Abatement of
$743,501.01, such that Tenant shall pay no Basic Rent for the month of March 2007, and shall pay one-half (1/2) of Basic Rent
($247,833.67) for the month of April 2007.

     (b)  On March 1, 2009, a Basic Rent Abatement of
$788,780.22, such that Tenant shall pay no Basic Rent for the month of March 2009, and shall pay one-half (1/2) of Basic Rent
($262,926.74) for the month of April 2009.

     (c)  On March 1, 2011, a Basic Rent Abatement of
$836,816.94, such that Tenant shall pay no Basic Rent for the month of March 2011, and shall pay one-half (1/2) of Basic Rent
($278,938.98) for the month of April 2011.

     (d) Notwithstanding the preceding provisions of this Paragraph 3, Tenant shall receive no Basic Rent Abatement if on the applicable Rent Abatement Date Tenant has received a written notice of default from Landlord in accordance with the provisions of the Lease and Tenant has failed to cure said default within the allowable cure period provided in the Lease. Provided, however, that where Tenant's default is of a non-monetary nature requiring more than ten (10) days to cure, and Tenant has commenced curing of said default within said ten (10) days and is diligently proceeding to complete curing of said default, then upon curing said default Tenant shall receive the Basic Rent Abatement provided in the preceding provisions of this Paragraph
3. Provided, further, however, that if Tenant fails to cure any default, including a monetary default, within the ten (10)-day cure period, and Tenant thereafter cures such default and Landlord accepts such cure, upon Landlord's acceptance of the cure Tenant shall receive the Basic Rent Abatement provided in the preceding provisions of this Paragraph 3. Such Basic Rent Abatement shall take effect commencing the first day of the calendar month after Landlord has accepted Tenant's cure of said default.

4. Option Term. Landlord grants to Tenant the option to extend the term of the Lease (the "Extension Option") for the period beginning May 1, 2012, and ending August 31, 2025 (the "Option Term"), subject to the terms and provisions of this Paragraph 4. Tenant shall have no other right to extend the term beyond the Option Term.

     (a) The Extension Option is subject to the following conditions:

           (1) The Extension Option may be exercised only by written notice (the "Option Notice") delivered by Tenant to Landlord no sooner than January 1, 2011, and no later than May 1, 2011. The Extension Option shall not take effect if, as of the date of delivery of the Option Notice or, at Landlord's election, if as of the commencement date of the Option Term, Tenant has received a written notice of default from Landlord in accordance with the provisions of the Original Lease and Tenant has failed to cure said default within the allowable cure period provided in the Original Lease. Provided, however, that where Tenant's default is of a non-monetary nature requiring more than ten (10) days to cure, and Tenant has commenced curing said default within said ten (10) days and is diligently proceeding to complete curing said default, then upon curing said default the Extension Option shall become effective.

          (2) The Extension Option may be exercised only by the originally named Tenant, or by an assignee of Tenant's interest in the Lease if the assignment has been approved by Landlord under Section 19 of the Lease; and only if the Premises covered by the Lease then consists of the entire Building.

          (3) If Tenant fails to deliver a timely Option Notice, the Extension Option shall terminate.

     (b)  Basic Rent payable by Tenant during the Option Term
("Option Rent") shall be the Fair Market Basic Rent for the
Premises as of the commencement date of the Option Term.  "Fair
Market Basic Rent" for the Premises shall be the rental rate, including all escalations, at which tenants lease comparable space as of the commencement of the Option Term. For this purpose, "comparable space" shall be (i) office space without specialized laboratory improvements, (ii) which is not subleased, nor subject to another tenant's expansion rights, (iii) which is located in comparable buildings in the Stanford Industrial Park, and (iv) leased for a term comparable to the Option Term.

     (c) Upon Landlord's receipt of the Option Notice, Landlord and Tenant shall enter into good faith negotiations to determine the Fair Market Basic Rent for the Option Term. If Landlord and Tenant do not agree on the Fair Market Basic Rent for the Option Term within sixty (60) days from Landlord's receipt of the Option Notice, then the Fair Market Basic Rent shall be determined in accordance with the remaining provisions of this Subparagraph 4(c).

          (1) Within fifteen (15) days after the expiration of said sixty (60) days, Landlord and Tenant shall each appoint one licensed commercial real estate broker, who has been in practice for at least ten (10) years and who regularly handles lease transactions within the Stanford Industrial Park. If each party timely appoints said broker, the two brokers shall, within ten
(10) days after the appointment of the second broker, agree on and appoint a third such broker with the same qualifications.

          (2) Within thirty (30) days after the appointment of the third broker, the three brokers shall determine the Fair Market Basic Rent of the Premises. If the three brokers do not agree, then the brokers' opinions of Fair Market Basic Rent shall be averaged, and such average shall be deemed the Fair Market Basic Rent for the Premises for the Option Term. Provided, however, that any individual broker's determination of Fair Market Basic Rent which is ten percent (10%) above or below the middle opinion of Fair Market Basic Rent of the three brokers shall be disregarded and excluded from the averaging process.

          (3) If either Landlord or Tenant fails to appoint a broker within said fifteen (15) days allowed, then the broker appointed by one of the them shall determine the Fair Market Basic Rent for the Option Term within thirty (30) days of his appointment.

          (4) The decision of the broker or brokers, as the case may be, shall be binding on Landlord and Tenant.

          (5) The fees of the broker or brokers shall be shared equally by Landlord and Tenant.

     (d) Notwithstanding any other provisions of this Paragraph 4, if the Fair Market Basic Rent for the Premises determined by the broker(s) is less than $9.43 per square foot per month, then such Fair Market Basic Rent shall be in effect for the first five
(5) years of the Option Term only. Fair Market Basic Rent for the remainder of the Option Term shall be determined in the same manner as described in Subparagraph 4(c) above, provided that the date upon which Landlord and Tenant are to enter into good faith negotiations to determine the Fair Market Basic Rent shall be January 1, 2017.

5. Security Deposit Increase. Landlord acknowledges that it is holding a cash security deposit in the amount of $78,835.80 pursuant to the Original Lease. If at any time during the term of this Lease, including the original term, the Extended Term, or the Option Term, Tenant's liquid assets (defined as cash, bank deposits and marketable securities) ("Liquid Assets") fall below $100,000,000.00 as indicated by Tenant's then-current Form 10-K or Form 10-Q filed with the Securities and Exchange Commission or any Estimate of Liquid Assets requested by Landlord pursuant to Paragraph 6(b) below ("Trigger Date"), then Tenant shall provide a letter of credit to Landlord within thirty (30) days of the Trigger Date which complies with the remaining provisions of this Paragraph 5 (the "Letter of Credit"), which shall be held by Landlord as security for the performance of Tenant's obligation under the Lease throughout the remainder of the term of the Lease except as detailed below. If at any tiem during the original term, Extended Term or Option Term, if any, a Trigger Date occurs, and thereafter Tenant maintains Liquid Assets in the amount of $125,000,000.00 or greater for four (4) consecutive calendar quarters as shown on Tenant's Form 10-K or Form 10-Q, as applicable, Landlord shall return the Letter of Credit to Tenant within twenty (20) days after the Form 10-K or Form 10-Q, as applicable, for the last of the four (4) calendar quarters has been received by Landlord and the provisions of this Paragraph 5 shall no longer apply unless Tenant's Liquid Assets again drop below $100,000,000.00.

     (a) The Letter of Credit shall be in the amount of $2,000,000.00.

     (b) The Letter of Credit shall (i) be issued by Wells Fargo Bank or another commercial bank reasonably satisfactory to Landlord and Tenant ("Issuer"), (ii) be a standby, irrevocable letter of credit payable at sight, (iii) be payable to Landlord,
(iv) certify that Landlord is entitled to draw thereon in the amount requested as a result of a default, beyong applicable notice and cure periods, by Tenant under the Lease, and (v) shall not expire prior to one (1) year or longer after the date of its issuance.

     (c) At least thirty (30) days prior to expiration of the Letter of Credit then in effect, Tenant shall cause the Issuer to issue and deliver to Landlord a new Letter of Credit to replace the expiring Letter of Credit ("Replacement Letter of Credit"). The Replacement Letter of Credit shall be in the same amount as the expiring Letter of Credit and shall be on the same terms and conditions as were contained in the expiring Letter of Credit, except for the expiration date of the Replacement Letter of Credit. If Tenant fails to deliver a Replacement Letter of Credit at least thirty (30) days prior to expiration of the Letter of Credit then in effect, Landlord shall at any time thereafter be entitled to draw the entire Letter of Credit.

     (d) In the event Landlord transfers its interest in the Lease, at Landlord's request and Tenant's cost, a new Letter of Credit shall be issued to the transferee of Landlord ("Transferee") on the same terms and conditions as the existing Letter of Credit, except that the new Letter of Credit shall be payable to the Transferee. Landlord shall surrender the existing Letter of Credit to Tenant upon Tenant's timely delivery of the new Letter of Credit to Transferee.

     (e) Except as specified above, Landlord shall only draw upon the Letter of Credit following a default by Tenant under the Lease and Tenant's failure to cure such default within the applicable cure period (except in the case of a default described in the first paragraph of Section 22 of the Lease, in which event Landlord may draw the entire Letter of Credit upon occurrence of said default without waiting for expiration of a cure period). Any draw by

Landlord upon the Letter of Credit shall be without prejudice to any other remedy available to Landlord.

     (f) In the event that Landlord draws upon the Letter of Credit and the remaining amount thereof falls below $2,000,000.00, Tenant shall, within ten (10) days after Landlord's notice to Tenant described in Paragraph 5(g), provide Landlord with cash or additional letter(s) of credit (or any combination thereof) in an amount equal to such deficiency (or a replacement letter of credit in the amount of $2,000,000.00) that satisfies the requirements hereunder, at which time Landlord shall return to Tenant any unapplied cash proceeds of the original Letter of Credit drawn by Landlord; and if Tenant fails to comply with the foregoing, notwithstanding anything contrary contained in this Paragraph 5, the same shall constitute an incurable default of Tenant.

     (g) Landlord agrees to provide written notice to Tenant within thirty (30) days after a draw upon the Letter of Credit has occurred identifying Tenant's default and the amount drawn.

6. Financial Statements. Tenant shall provide Landlord with copies of Tenant's Form 10-K and its Annual Report for each year during the original term, the Extended Term or the Option Term, if any ("Financial Statements").

     (a) All Financial Statements shall be delivered to Landlord by Tenant within thirty (30) days of their filing or submission pursuant to such laws and regulations.

     (b) Notwithstanding the preceding provisions of this Paragraph 6, Tenant shall deliver Tenant's reasonable estimate of Tenant's Liquid Assets ("Estimate of Liquid Assets") to Landlord within ten (10) days of Landlord's request therefor; provided, that Landlord shall make no more than one (1) such request in any calendar year.

7.   Entire Agreement.  Except as modified by this Third
Amendment, the Lease shall remain in full force and effect. In the event of a conflict between the terms of this Third Amendment and the Original Lease, Amendment No. 1, or the Second Amendment, the provisions of this Third Amendment shall control.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Third
Amendment of Lease.

Landlord:                          Tenant:

MATADERO CREEK,                    CV THERAPEUTICS, INC.,
a sole propietorship               a Delaware corporation



By:  /s/ J. Robert Wheatley        By:  /s/ Louis G. Lange
J. Robert Wheatley                 Name:  Louis G. Lange
Manager                            Title:  Chairman



                                   By:  /s/ Daniel Spiegelman
                                   Name:  Daniel Spiegelman
                                   Title:  Chief Financial Officer